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                                                                    Exhibit 10.3

                               ANALEX CORPORATION
                             2000 STOCK OPTION PLAN

          (formerly known as the "Hadron, Inc. 2000 Stock Option Plan," as amended and restated as of May 20, 2003)

1. Purpose. The purpose of this Analex Corporation 2000 Stock Option Plan (the "Plan") is to further the interests of Analex Corporation, a Delaware corporation (the "Company"), and its shareholders by providing incentives in the form of grants of stock options to key employees and other persons who contribute materially to the success and profitability of the Company.

2.       Definitions. The following definitions shall apply to the Plan:

         (a)      "Board" means the board of directors of the Company.

         (b)      "Change of Control" means:

                  i. a determination or agreement by the Company to sell substantially all of its assets, merge, dissolve, liquidate or reorganize;

                  ii. a determination or agreement by the holders of a majority of the Common Stock of the Company to sell a majority of the outstanding Common Stock of the Company to a third party; or

                  iii. the occurrence of any other change in control event, as defined by the Board.

         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Compensation Committee of the Board. The Committee shall consist of not less than three (3) members of the Board who (i) are not employees of the Company, (ii) are "disinterested persons," as that term is defined in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation regarding the same subject matter, and (iii) are "outside directors," as that term is defined in Regulation Section 1.162-27 and as contemplated by Code Section 162(m) or any successor statute or Regulation regarding the same subject matter. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board

          (e) "Common Stock" means the Common Stock, par value $0.02, of the Company, or such other class of shares or securities to which the Plan may apply pursuant to Section 8 of the Plan.

         (f)      "Company" means Analex Corporation, a Delaware corporation.

         (g)      "Date of Grant" means the date on which an Option is granted.

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         (h)      "Disability" means total and permanent inability, by reason of illness or accident, to perform the duties of the Recipient's occupation or position with the Company, as determined by the Board based upon medical evidence acceptable to the Board.

         (i) "Eligible Person" means any person who performs or has in the past performed services for the Company, whether as a director, officer, Employee, consultant or other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company.

         (j) "Employee" means any person employed on an hourly or salaried basis by the Company. In the case of a Recipient who is an Employee of the Company, such person must be employed by the Company at the time the Option is granted.

         (k) "Fair Market Value" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the Fair Market Value is the closing sale price of the Common Stock on the trading day next preceding such date as reported on the registered national exchange providing the primary market in the Common Stock, or if the Common Stock was not traded on such market, the average of the closing bid prices as reported by the Nasdaq Stock Market on that date.

         (l) "Incentive Stock Option" means a stock option, granted pursuant to this Plan or any other Company plan, that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a subsidiary corporation within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

         (m) Non-Qualified Stock Option means a stock option, granted pursuant to the Plan, that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company.

         (n) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

         (o) "Option Agreement" means a written agreement, between the Company and a Recipient, that sets out the terms and restrictions of an Option.

         (p) "Option Shareholder" means a Recipient who has acquired Shares upon exercise of an Option.

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         (q)      "Option Shares" means Shares that a Recipient receives upon exercise of an Option.

         (r) "Plan" means this Analex Corporation 2000 Stock Option Plan, as amended from time to time.

         (s)      "Recipient" means an individual who receives an Option.

         (t) "Share" means a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

3. Administration. The Committee shall administer the Plan. The Committee has the exclusive power to select the Recipients of Options pursuant to the Plan, to establish the terms of the Options granted to each Recipient, to modify or amend any Option, and to make all other determinations necessary or advisable. The Committee has the sole discretion to determine whether the performance of an Eligible Person warrants the grant of an Option, and to determine the size and type of the Option. The Committee has full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it deems necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee also has the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any of the Committee's determinations shall be final and binding on all persons. A member of the Committee shall not be liable for performing any act or making any determination in good faith.

4.       Shares Subject to Plan; Substitution Awards.

         (a) Subject to the provisions of Section 8 of the Plan and the authority granted to the Committee pursuant to Section 3 above, the maximum aggregate number of Shares that may be subject to Options is Six Hundred Thousand (600,000). The Shares may be authorized but unissued Shares, or may be treasury stock of the Company. If an unexercised Option expires or becomes unexercisable, the unpurchased Shares subject to such Option shall be available for other Options.

         (b) The Committee may grant Options under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or other consolidation of the employing corporation with and into the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as they deem appropriate under

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                  the circumstances. Any substitute awards granted under this provision shall not count against the share limitation set forth in Section 4(a) above.

5.       Eligibility; Non-Employee Director Grants.

         (a) Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option. However, only an Employee may receive an Incentive Stock Option. The Committee's grant of an Option to a Recipient in any year does not entitle the Recipient to an Option in any other year. Furthermore, the Committee may grant Options on different terms to different Recipients and/or to the same Recipient if the Recipient is award more than one Option. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options. Recipients may include persons who previously received stock, stock options, stock appreciation rights, or other benefits under the Plan or another plan of the Company, whether or not the previously granted benefits have been fully exercised or vested. Nothing in the Plan or any Option, or in any agreement entered into pursuant to the Plan shall confer upon any Employee, director or outside consultant the right to continue in the employ or service of the Company or effect any right which the Company may have to terminate the employment or service of such Employee, director, or outside consultant regardless of the effect of such termination of employment or service on the rights of the Employee, director or outside consultant under the Plan or any Option.

         (b) Each non-employee director elected or appointed to the Board shall automatically receive, on the date of his or her first initial appointment to the Board, an Option to purchase 5,000 shares of Common Stock (the "Initial Option") at a per share exercise price equal to the Fair Market Value of the Common Stock on the initial grant date. In addition, each non-employee director shall automatically receive on each anniversary of his initial election or appointment to the Board or, in the case of current directors, each anniversary of the date the Plan was adopted by the Board, an option to purchase 5,000 shares of the company's Common Stock exercisable at a per share value equal to the Fair Market Value for the Common Stock on the applicable additional grant date to the extent that options remain available under the Plan. Each Option granted under this Section 5(b) shall terminate, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) ninety days after the cessation of the Recipient's service as a member of the Board (to the extent vested upon the date of such cessation), unless the Committee or the Board sets an earlier or later expiration in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient's cessation as a member of the Board.

6. Options. The Committee may grant Options to purchase Common Stock to Recipients in such amounts as the Committee determines in its sole discretion. Except as otherwise limited herein, an Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option. The Committee may grant an Option alone or in addition to another Option. Each Option shall satisfy the following requirements:

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         (a)      Written Agreement. Each Option granted to a Recipient shall be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients or for the same Recipient if awarded more than one Option. The Option Agreement shall contain such provisions as the Committee deems appropriate and shall include a description of the substance of each of the requirements in this Section 6.

         (b) Designation of Type of Option. Each Option Agreement shall state on its face whether the Option is intended to be a "tax qualified," incentive stock option under Code Section 422, or a "nonqualified," stock option subject to Code Section 83.

         (c) Number of Shares. Each Option Agreement shall specify the number of Shares that the Recipient may purchase upon exercise of the Option.

         (d)      Exercise Price.

                  (i) Incentive Stock Options. Except as provided in subsection 6(m) of the Plan, the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee, but shall not be less than the Fair Market Value of the Share on the Date of Grant.

                  (ii) Non-Qualified Stock Options. In the case of Options intended to be "nonqualified" stock options issued to Employees, the exercise price shall be at least one hundred percent (100%) of the fair market value of a Share of Common Stock on the Grant Date, such that the amount of compensation such Recipient/Employee shall realize on exercise shall be based solely on the increase in the value of the Shares of Common Stock subsequent to the Grant Date, as required by Regulation Section 1.162-27. Notwithstanding the foregoing, such exercise price may be less than one hundred percent (100%) of the fair market value of a Share of Common Stock on the Grant Date if the amount below fair market value is attributable to the attainment of a performance goal that satisfies the requirements of Regulation Section 1.162-27 and Code
                           Section 162(m), or any successor statute or Regulation regarding the same subject matter. The exercise price of "Non-Qualified Stock Options" issued to non-Employees shall equal the exercise price designated by the Committee. Notwithstanding the foregoing, in no event will the exercise price of a Non-Qualified Stock Option be less than the par value of the Common Stock on the Grant Date.

         (e)      Duration of Option.

                  (i) Incentive Stock Option. Except as otherwise provided in Section 6, an Incentive Stock Option shall expire on the earlier of the tenth anniversary of the Date of Grant or the date set by the Committee on the Date of Grant.

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                  (ii)     Non-Qualified Stock Option. Except as otherwise
                           provided in this Section 6, a Non-Qualified Stock Option shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date set by the Committee on the Date of Grant.

         (f) Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole discretion, may accelerate the vesting of any Option at any time.

         (g) Death. If a Recipient dies, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the date of the Recipient's death or the date specified in Section 6(e) of the Plan. During the one-year period following the Recipient's death, the Option may be exercised by the beneficiary or the estate of the Recipient to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 8 of the Plan.

         (h) Disability. If the Recipient terminates employment with the Company because of his Disability, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the Recipient's last day of employment with the Company or the date specified in subsection 6(e) of the Plan. During the one-year period following the Recipient's termination of employment by reason of Disability, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 8 of the Plan.

         (i) Retirement. If the Recipient terminates employment with the Company by reason of normal retirement under the Company's retirement policies, an Option granted to the Recipient shall expire on the earlier of ninety days after the Recipient's last day of employment or the date specified in subsection 6(e) of the Plan. During the ninety day period following the Recipient's normal retirement, the Option may be exercised as to the number of Shares for which the Option would have been exercisable on the retirement date, subject to any adjustment under Section 8 of the Plan.

         (j) Termination of Service. Subject to Section 6(e) of the Plan, if the Recipient's employment with the Company terminates for any reason other than death, Disability or retirement, an Option granted to the Recipient shall expire at 5:00 p.m. on the last day of the Recipient's employment with the Company, unless the Committee sets a later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the Recipient's last day of employment. The Committee may not delay the expiration of an Incentive Stock Option more than 90 days after termination of the Recipient's employment. During any delay of the expiration date, the Option shall be exercisable only to the extent it is exercisable on the date the Recipient's employment terminates, subject to any adjustment under Section 8 of the Plan.

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         (k)      Cause. Notwithstanding any provisions set forth in the Plan, if the Recipient (i) commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary,
                  (ii) breaches any covenant not to compete or employment agreement with the Company, or (iii) willfully and continuously fails to perform substantially his duties with the Company (other than any failure due to the Recipient's death or Disability), any unexercised portion of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company. No act or failure to act shall be deemed willful unless the Recipient acts or fails to act not in good faith and without reasonable belief that his action or failure is in the best interest of the Company.

         (l) Conditions Required for Exercise. An Option is exercisable only to the extent it is vested according to the terms of the Option Agreement. Furthermore, an Option is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Option Agreement shall specify any additional conditions required for the exercise of the Option, such as the execution of a Stock Restriction Agreement by the Recipient in a form specified by the Company.

         (m) Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, shall have an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. For purposes of calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply, and any stock that such person may purchase under outstanding options shall not be considered.

         (n) Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall be deemed a Non-Qualified Stock Option.

         (o) Method of Exercise. An Option shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Secretary of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with any other requirements in the Recipient's Option Agreement and such other reasonable requirements as the Committee establishes pursuant to Section 7 of the Plan. Payment for Shares with respect to which an Option is exercised may be made (i) in cash or (ii) by certified check, in an amount equal to the full exercise price. No person shall have the rights of a shareholder with respect to Shares subject to an Option until a certificate or certificates for the Shares have been delivered to him. A partial

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                  exercise of an Option shall not affect the holder's right to exercise the remainder of the Option from time to time in accordance with the Plan.

         (p) Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall apply to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a promissory note and any other documents deemed necessary by the Company.

         (q) Designation of Beneficiary. Each Recipient may file with the Company a written designation of a beneficiary to receive the Recipient's Options in the event of the Recipient's death prior to full exercise of such Options. If the Recipient does not designate a beneficiary, or if the designated beneficiary does not survive the Recipient, the Recipient's estate shall be his beneficiary. Recipients may, by written notice to the Company, change a beneficiary designation.

         (r) Nontransferability of Option. An Option granted under the Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of the Recipient, all rights of the Option are exercisable only by the Recipient.

         (s) Change of Control. If a Change of Control occurs, the Committee in its discretion may, at the time an Option is awarded or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for payment to the Recipient of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise of the Option had the Option been exercised or paid upon the Change in Control, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, (v) make such other provision as the Committee may consider equitable to Recipients and in the best interests of the Company, or (vi) designate a date when each outstanding Option, if not exercised, shall terminate; provided however, that such a date shall not be so designated unless the Committee provides at least 30 days advance written notice of the date of termination to each Recipient. In any such event, all other provisions, terms and conditions of this Plan shall remain in full force and effect and the Committee is expressly authorized to take the action described in the preceding sentence and to amend this Plan or take such other actions as may be necessary, appropriate or incidental to the actions described above.

7. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient or his beneficiary or to require the Recipient or his beneficiary to remit to the

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         Company in cash upon demand an amount sufficient to satisfy any federal
         (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes with respect to any Option.

         The Board may grant Options and the Company may deliver Shares under the Plan only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. The Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Board deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 7. No Option may be exercised, and Shares may not be issued under the Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

         Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Board to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option or receipt of Shares. In addition, the Board may require such consents and releases of taxing authorities as the Board deems advisable.

         With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Board or the Company fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8.       Adjustments.

         (a) If a stock dividend, stock split, share combination, exchange of shares, recapitalization, consolidation, spin-off, reorganization, or liquidation of or by the Company shall occur, the Board shall adjust the number and class of Shares for which Options are authorized to be granted, the number and class of Shares then subject to Options previously granted, and the price per Share payable upon exercise of each Option to the extent the Board deems appropriate to reflect the applicable transaction.

         (b) The Board or the Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is

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         determined by the Board of the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Recipient, if it would constitute a modification, extension or renewal of the Option within the meaning of
         Section 424(h) of the Code.

9. Liability of the Company. The Company shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

10. Indemnity of Board or Committee. The Company hereby indemnifies and holds harmless the members of the Board or the Committee against all liability and expenses (including reasonable attorney, paralegal, and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Board (for the purposes of administration of the Plan) or the Committee, provided that such individual (i) acted, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Employees, directors, outside consultants and Recipients, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

11. Amendment and Termination of Plan. The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive a Recipient, without his consent, of any Option granted to the Recipient pursuant to the Plan or of any of his/her rights under such Option. Except as provided otherwise in this Section 11, the Board shall obtain shareholder approval of any amendment of the Plan or any Option to the extent the Board determines that it is desirable to obtain approval of the Company's shareholders, to retain eligibility for exemption from the limitations of Code Section 162(m), to have available the ability for Options to qualify under Code Section 422 as Incentive Stock Options, to comply with the requirements of any exchange or quotation system on which the Common Stock is listed or quoted, or for any other purpose the Board deems appropriate.

12. Trading Policy Restrictions. Option exercises under the Plan shall be subject at all times to the Company's insider trading policy related restrictions, terms and conditions as may be established by the Board, or any committee thereof, from time to time.

13. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

14. Duration of Plan. Options may be granted only during the 10 years immediately following the original effective date of the Plan.

15. Notices. All notices to the Company shall be in writing and shall be delivered to the Secretary of the Company. All notices to a Recipient shall be delivered personally or mailed to the Recipient at his address appearing in the Company's personnel records. The address of any person may be changed at any time by written notice given in accordance with this Section 15.

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16.      Applicable Law. The validity, interpretation, and enforcement of the
         Plan are governed in all respects by the laws of New York and the United States of America.

17.      Effective Date. The effective date of the Plan shall be the earlier of
         (i) the date on which the Board adopts the Plan or (ii) the date on which the shareholders approve the Plan.

Date Plan adopted by Board of Directors:                  September 12, 2000
                                                          (subject to
                                                          shareholder approval)

Date Plan adopted by Shareholders:                        December 5, 2000

Date Plan amended and restated by the Board of Directors: May 20, 2003


   /s/ Ronald B. Alexander
------------------------------------
Senior Vice President, Chief Financial Officer and
   Secretary

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